LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

                           PLAN PURSUANT TO RULE 12b-1


     WHEREAS, Lehman Brothers Institutional Liquidity Funds ("Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and offers for public sale shares of beneficial interest in several series (each series a "Fund");

     WHEREAS, the shares of beneficial interest of each Fund are divided into several classes;

     WHEREAS, the Trust desires to adopt a plan pursuant to Rule 12b-1 under the 1940 Act for each Class listed on Schedule A (each, a "Class"), and the Board of Trustees has determined that there is a reasonable likelihood that adoption of said plan will benefit each Class and its shareholders; and

     WHEREAS, the Trust has employed Neuberger Berman Management Inc. ("NBMI") as principal underwriter of the shares of each class of the Trust;

     NOW, THEREFORE, the Trust, with respect to each Class, hereby adopts this Plan Pursuant to Rule 12b-1 ("Plan") in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:

     1. This Plan applies to the Funds listed on Schedule A (each, a "Fund").

     2. A. Each Class of each Fund shall pay to NBMI, as compensation for selling such Class' shares and/or for providing services to such Class' shareholders, a fee at the rate specified for that Fund on Schedule A, such fee to be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine.

     B. The fees payable hereunder are payable without regard to the aggregate amount that may be paid over the years, provided that, so long as the limitations set forth in Rule 2830 of the Conduct Rules ("Rule 2830") of the National Association of Securities Dealers, Inc. ("NASD") remain in effect and apply to recipients of payments made under this Plan, the amounts paid hereunder shall not exceed those limitations, including permissible interest. Amounts expended in support of the activities described in Paragraph 3.B. of this Plan may be excluded in determining whether expenditures under the Plan exceed the appropriate percentage of new gross assets specified in Rule 2830.

     3. A. As principal underwriter of the Trust's shares, NBMI may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of shares of each Class of the Funds, including, but not limited to, compensation to employees of NBMI; compensation to NBMI and other broker-dealers (including affiliates of NBMI) that engage in or support the distribution of shares; expenses of NBMI and such other broker-dealers and entities, including overhead and telephone and other communication expenses; the printing of prospectuses, statements of additional information, and reports for other than existing shareholders; and the preparation and distribution of sales literature and advertising materials.

     B. NBMI may spend such amounts as it deems appropriate on the administration and servicing of each Class' shareholder accounts, including, but not limited to, responding to inquiries from shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value of shares, performance, services, plans and options, investment policies, portfolio holdings, and distributions and taxation thereof; and dealing with complaints and correspondence of shareholders; including compensation to organizations and employees who service each Class' shareholder accounts, and expenses of such organizations, including overhead and telephone and other communications expenses.

     4. This Plan shall take effect on December 18, 2006 and shall continue in effect with respect to each Fund for successive periods of one year from its execution for so long as such continuance is specifically approved with respect to such Fund at least annually together with any related agreements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements; and only if the Trustees who approve the implementation or continuation of the Plan have reached the conclusion required by Rule 12b-1(e) under the 1940 Act.

     5. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Trust's Board of Trustees and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     6. This Plan may be terminated with respect to a Class of the Fund at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding voting securities of that Class of that Fund.

     7. This Plan may not be amended to increase materially the amount of fees to be paid by a Class of a Fund hereunder unless such amendment is approved by a vote of a majority of the outstanding securities (as defined in the 1940 Act) of that Class of that Fund, and no material amendment to the Plan shall be made unless such amendment is approved in the manner provided in Paragraph 4 hereof for annual approval.

     8. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust, as defined in the 1940 Act, shall be committed to the discretion of Trustees who are themselves not interested persons.

     9. The Trust shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of expiration of the Plan or agreement, as the case may be, the first two years in an easily accessible place; and shall preserve copies of each report made pursuant to Paragraph 5 hereof for a period of not less than six years from the date of such report, the first two years in an easily accessible place.

     IN WITNESS WHEREOF, the Trust has executed this Plan Pursuant to Rule 12b-1 as of the day and year set forth below.

Date:   December 15, 2006                 LEHMAN BROTHERS INSTITUTIONAL
                                          LIQUIDITY FUNDS


                                          By:    /s/ Robert Conti
                                                 -----------------
                                          Name:  Robert Conti
                                          Title: Vice President




Agreed and assented to:

NEUBERGER BERMAN MANAGEMENT INC.



By:    /s/ Peter E. Sundman
       --------------------
Name:  Peter E. Sundman
Title: President

                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

The following series and classes of Lehman Brothers Institutional Liquidity Funds are subject to this Plan Pursuant to Rule 12b-1, at the fee rates specified:

                                               Fee (as a Percentage of Average
Service Class                                  Daily Net Assets of the Series)
-------------                                  --------------------------------

    Government Portfolio                              0.15%
    Government Reserves Portfolio                     0.15%
    Money Market Portfolio                            0.15%
    Municipal Portfolio                               0.15%
    New York Municipal Portfolio                      0.15%
    Prime Portfolio                                   0.15%
    Tax-Exempt Portfolio                              0.15%
    Treasury Portfolio                                0.15%
    Treasury Reserves Portfolio                       0.15%


                                               Fee (as a Percentage of Average
Premier Class                                  Daily Net Assets of the Series)
-------------                                  -------------------------------
    Government Portfolio                              0.25%
    Government Reserves Portfolio                     0.25%
    Money Market Portfolio                            0.25%
    Municipal Portfolio                               0.25%
    New York Municipal Portfolio                      0.25%
    Prime Portfolio                                   0.25%
    Tax-Exempt Portfolio                              0.25%
    Treasury Portfolio                                0.25%
    Treasury Reserves Portfolio                       0.25%







Dated:  December 15, 2006